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                                                                     Exhibit 3.5

                              AMENDED and RESTATED

                                     BYLAWS

                                       OF

                               TCA Cable TV, Inc.

                                   ARTICLE I

                                    OFFICES

         Section 1. Registered Office. The initial registered office and registered agent of TCA Cable TV, Inc. (the "Corporation") shall be as from time to time set forth in the Corporation's Articles of Incorporation (the "Articles of Incorporation").

         Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of the shareholders for the election of Directors shall be held at the office of the Corporation in the City of Tyler, State of Texas, or at such other place, within or without the State of Texas as may be fixed from time to time by the Board of Directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. An annual meeting of the shareholders commencing with the year 1983 shall be held on the third Tuesday of each February, if not a legal holiday and if a legal holiday then on the next secular day following, or at such other time as may be determined by the Board of Directors, at which meeting the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. List of Shareholders. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business
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hours.  Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

         Section 4. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, the President or the Board of Directors, or shall be called by the Chairman of the Board, the President or Secretary at the request in writing of the holders of not less than one-tenth (1/10th) of all the shares issued, outstanding and entitled to vote. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 5. Notice. Written or printed notice stating the place, day and hour of any meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 6. Notice of Shareholder Proposals and Nominations. The nomination of directors or other business at an annual meeting or special meeting requires, respectively, compliance with the following:

         (a) Annual Meetings. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at a meeting of shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (a) and this Bylaw and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

                 (2) For director nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (B) of paragraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days (thirty days, in the case of the 1998 annual meeting) nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person
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         whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
         (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and
         (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                 (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings. Nominations of persons for election to the Board of Directors or other business to be properly brought before a special meeting may be made at such a special meeting of shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and shall include the information with respect to the director nominees or other business to be brought before the special meeting as would be required to be provided in such a notice in connection with an annual meeting pursuant to paragraph (a)(2) of this Bylaw.

         Section 7. Quorum. At all meetings of the shareholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however,
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such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. Voting. When a quorum is present at any meeting of the Corporation's shareholders, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 9. Method of Voting. Each outstanding share of the Corporation's capital stock, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to such meeting, unless said instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Article III of these Bylaws.

         Section 10. Oral and Written Voting. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order or any shareholder shall demand that voting be by written ballot.

         Section 11. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than fifty (50) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than fifty (5O) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.
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         Section 12.      Action Without Meeting.  Any action required by
statute to be taken at a meeting of the shareholders of this Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Such signed consent shall be delivered to the Secretary for inclusion in the Minute Book of the Corporation.

         Section 13. Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2. Qualification; Election; Term. None of the directors need be a shareholder of the Corporation or a resident of the State of Texas. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and qualified.

         Section 3. Number. The number of directors of the Corporation shall be at least three (3) and not more than eleven (11). The number of directors authorized shall be fixed as the Board of Directors may from time to time designate.

         Section 4. Change in Number. The number of directors may be increased or decreased from time to time as follows:

         (a) Increase in Number. Any directorship to be filled by reason of an increase in the number of directors serving shall be filled by appointment at an annual or regular meeting of the directors or at a special meeting of directors called for that purpose as provided herein and as may be required by law or the Articles of Incorporation.

         (b) Decrease in Number. No decrease in the number of the directors serving shall have the effect of shortening the term of any incumbent director.
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         Section 5.       Removal.  At any meeting of shareholders called
expressly for that purpose any director may be removed, with or without cause, by a vote of the holders of at least a majority of the shares then entitled to vote at an election of directors; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         Section 6. Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 7. Election of Directors. Directors shall be elected by plurality vote in person or by proxy. Cumulative voting shall not be permitted.

         Section 8. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

         Section 9. First Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the meeting of shareholders at which such directors or any of them were elected, and at the same place, unless by unanimous consent, the directors then elected and serving shall change such time or place.

         Section 10. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, as shall from time to time be determined by resolution or the Board of Directors.

         Section 11. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of the President on two
(2) days' oral or written notice to each director, given either personally, by telephone, by telegram or by mail; special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of at least two directors. Except as may be otherwise expressly provide by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice; provided, however, that the nature of any proposed amendment to the Bylaws shall be included in the notice of any meeting at which the Bylaws are proposed to be amended.

         Section 12.      Quorum.  At all meetings of the Board of Directors
the presence of a majority of the number of directors fixed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.
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         Section 13.      Procedure.  The Board of Directors shall keep regular
minutes of its proceedings. The minutes shall be placed in the Minute Book of the Corporation.

         Section 14. Interested Directors. Any contract or other transaction between the Corporation and any of its directors (or any corporation or firm in which any of its directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only if the interest of each such director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by the vote of at least a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this section.

         Section 15. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more directors of the Corporation, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is expressly required by the Act or by the Articles of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

         Section 16. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors of the Corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         Section 17. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors, may be taken without such a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or the Executive Committee or such other committee, as the case may be.

         Section 18. Compensation of Directors. By resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance by each Director at each regular or special of the Board and a fixed sum per annum may be allowed to some or all Directors, in
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addition to or in lieu of the aforementioned fees and expenses, regardless of the meetings actually attended. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee of the Board may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings and serving on committees.

                                   ARTICLE IV

                              OFFICERS AND AGENTS

         Section 1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also elect a Vice-Chairman of the Board, additional Vice-Presidents, Assistant Vice-Presidents, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, except that the offices of the President and Secretary shall not be held by the same person.

         Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a Chairman of the Board and a President from its members and shall, by resolution, designate one of such officers to be the Chief Executive Officer of the Corporation. At such meeting the Board of Directors shall also elect one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

         Section 3. Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by the Executive Committee, if so authorized by the Board.

         Section 5. Term of Office and Removal. Each officer of the Corporation shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 6. Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents, to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will
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have terms no longer than ten (10) years and contain such other terms and conditions as the Board of Directors deem appropriate. Nothing herein shall limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

         Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Director at which he may be present and shall be ex officio a member of all standing committees and shall perform such other duties as may be assigned to him by the Board of Directors.

         Section 8. President. The President shall be the chief administrative officer of the Corporation and shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board of the Directors he shall preside at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees and shall execute bonds, mortgages, and all other contracts or instruments requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors of the Corporation.

         Section 9. Chief Executive Officer. The Chief Executive Officer of the Corporation, if any other than the President, shall have, subject only to the Board of Directors and the Executive Committee, general and active management and supervision of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect. He shall have all powers and duties of supervision and management fully vested in the general manager of a Corporation, including the supervision and direction of all other officers of the Corporation and the power to appoint and discharge agents and employees.

         Section 10. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe, or as the Chief Executive Officer may from time to time delegate to him. In the absence or disability of the President, a Vice-President designated by the Board of Directors shall perform the duties and exercise the powers of the President.

         Section 11. Secretary. The Secretary shall attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall be under the supervision of the President.
He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
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         Section 12.      Assistant Secretaries.  Each Assistant Secretary
shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.

         Section 13. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe or the President may from time to time delegate.

         Section 14. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

         Section 15. Controller. The Controller shall share with the Treasurer responsibility for the financial and accounting books and records of the Corporation, shall report to the Treasurer, and shall perform such other duties as the Board of Directors or the Executive Committee or the Chief Executive Officer may from time to time prescribe.

         Section 16. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

                                   ARTICLE V

                             CERTIFICATES OF SHARES

         Section 1. Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which shareholders are entitled, shall be delivered to each shareholder. Such certificates shall be consecutively numbered and shall be entered in the stock book of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation,
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whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of an certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or a new certificate.

         Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                     NOTICE

         Section 1. Method. Whenever required by law, the Articles of Incorporation or these Bylaws, notice is to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mail.

         Section 2. Waiver. Whenever any notice is required to be given to any shareholder or director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except where such shareholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the Corporation, subject to the provisions of the Texas Business Corporation Act and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty
(50) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

         Section 2. Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         Section 4. Checks and Notes. Demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All checks shall be valid upon the signature of any officer being placed thereon.

         Section 5. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined.

         Section 6. Fiscal Year. The fiscal year of the Corporation shall be fixed as the Board of Directors may from time to time designate.

         Section 7.       Seal.   The Corporation shall have a seal, and said
seal may be used by causing it or a facsimile thereof to be impressed or
affixed or reproduced or otherwise.   Any officer of the Corporation shall have
authority to affix the seal to any document requiring it.

         Section 8.       Indemnification.

         (a) The Corporation shall indemnify, to the extent provided in paragraphs (b), (c) or (d) of this Section 8 of Article VII:

                 (1) any person who is or was a director, officer, agent or employee of the Corporation; and

                 (2) any person who serves or served at the Corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

         (b) In case of a suit by or in the right of the Corporation against a person named in paragraph (a) of this Section 8 by reason of his holding a position specified in such paragraph (a), the Corporation shall indemnify him for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit, if:

                 (1)       he is successful on the merits or otherwise; or

                 (2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; he shall not, however, be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all circumstances he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereinafter referred to as a "nonderivative suit", against a person named in paragraph (a) of this Section 8 by reason of his holding a position specified in such paragraph (a), the Corporation shall indemnify him in connection with the defense or settlement of the nonderivative suit as expenses (including attorneys' fees), amounts paid in settlement, amounts paid in judgments, and amounts paid as penalties or fines:

                 (1)      if he is successful on the merits or otherwise;

                 (2) if he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful; or

                 (3) the termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of paragraph (c)(2) of this
         Section 8.

         (d) A determination that the standard of paragraph (b) or (c) of this Section 8 has been satisfied may be made by a court, or subject to the provisions of paragraph (c)(3) of this Section 8, by:

                 (1) a majority of the directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding;

                 (2)      independent legal counsel in a written opinion; or

                 (3)      the shareholders of the Corporation.

         (e)     Anyone making a determination under paragraph (d) of this
Section 8 may determine that a person has met the standard as to some matters but not as to others and may reasonably prorate amounts to be indemnified.

         (f) The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs (a)-(e) of this Section 8 if:

                 (1) the Board of Directors authorizes the specific payment; and

                 (2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation under paragraphs
         (a)-(e) of this Section 8.

         (g)     The indemnification provided by paragraphs (a)-(e) of this
Section 8 shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or directors, or otherwise.

         (h)     The indemnification and advance payment provided by paragraphs
(a)-(f) of this Section 8 shall continue as to a person who has ceased to hold a position named in paragraph (a) of this Section 8 and shall inure to his heirs, executors and administrators.

         (i) The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph (a) against any liability incurred by him or in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs (a)-(f) of this Section 8.

         (j) Indemnification payments, advance payments and insurance payments made under paragraphs (a)-(i) of this Section 8 shall be reported in writing to the shareholders of the Corporation with the next notice of annual meeting, or within six months, whichever is sooner.

         Section 9. Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 10.      Amendment of Bylaws.  These Bylaws may be altered,
amended or repealed at any meeting of the Board of Directors at which       a
quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

         Section 11. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

         Section 12. Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

         These Amended and Restated Bylaws were duly adopted at the Board of Directors meeting January 15, 1998.